                                                                       EXHIBIT 1

                                                                  EXECUTION COPY



                               February 20, 2001

Danka Business Systems PLC
11201 Danka Circle North
St. Petersburg, FL 33716

Attn: Keith J. Nelsen
      General Counsel and Senior Vice President

Ladies and Gentlemen:

     Danka Business Systems PLC, an English public limited company (the

"Company") and Banc of America Securities LLC ("BAS") enter into this dealer-
 -------                                        ---
manager agreement (the "Agreement").  This Agreement confirms the understanding
                        ---------
between the Company and BAS in accordance with which the Company has retained BAS to act as its exclusive dealer manager, on the terms and subject to the conditions set forth herein, in connection with the Company's proposed refinancing of its:

                        $200 million principal amount of
          6.75% Convertible Subordinated Notes Due 2002 (the "Notes")
                                                              -----

     It is contemplated that the Company will offer to exchange cash and/or new debt securities (the "New Notes") of the Company for the Notes. All new debt securities will be registered under the Securities Act of 1933, as amended. The offer shall be made upon the terms and subject to the conditions set forth in the Prospectus (the "Prospectus") dated February 20, 2001 (including all information incorporated by reference therein and exhibits, appendices and attachments thereto, as amended, modified or supplemented from time to time) (the "Offer").
      -----

     The holders of the Notes are hereinafter referred to as the "Holders."
                                                                  -------

     Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Prospectus.

     1.   Engagement.  Subject to the terms and conditions set forth herein:
          ----------

          (a) The Company hereby exclusively retains BAS as the dealer manager for the Company in connection with the Offer until the date on which the Offer expires or is earlier terminated in accordance with Section 3 of this Agreement. BAS will use reasonable efforts, in accordance with its customary practices, to solicit tenders of Notes in the Offer and to perform in connection with the Offer the services that are customarily performed by dealer managers in connection with similar exchange offers. Without limitation to the foregoing, BAS will advise the Company with respect to the terms and timing of the Offer and assist the Company in preparing any documents (including the Prospectus) to be delivered by the Company to the Holders or used by the Company in connection with the Offer (collectively, the "Documents").
                                                                ---------

          (b) The Company acknowledges that BAS has been retained solely to provide the services set forth in this Agreement. In rendering such services, BAS shall act as an independent contractor, and any duties of BAS arising out of its engagement hereunder shall be owed solely to the Company. The Company also acknowledges that (i) the Documents have been or will be prepared and approved by and are the sole responsibility of the Company, (ii) BAS shall not be deemed to act as an agent of the Company or any of its affiliates (except that in any jurisdiction in which the Offer is required to be made by a registered licensed broker or dealer, it shall be deemed made by BAS on behalf of the Company) and neither the Company nor any of its affiliates or representatives shall be deemed to act as the agent of BAS, and (iii) no securities broker, dealer, bank or trust company shall be deemed to act as the agent of BAS or as the agent of the Company or any of its affiliates, and BAS shall not be deemed to act as the agent of any securities broker, dealer, bank or trust company. The term "affiliate" as used herein means, with respect to any party, any entity directly or indirectly controlled by, controlling or under common control with such party. BAS shall not have any liability in tort, contract or otherwise to the Company or to any of its affiliates for any act or omission on the part of any securities broker or dealer, any bank or trust company or any other person who is not an affiliate of BAS, except to the extent that such liability arises out of the gross negligence or willful misconduct of BAS. The Company authorizes BAS, in accordance with its customary practices and consistent with industry practice and all applicable laws, to communicate generally regarding the Offer with the Holders and their authorized agents. BAS agrees that, subject to
Section 7(a) hereto, without the prior consent of the Company, it will not disseminate any written material to beneficial owners or Holders of the Notes for or in connection with the Offer other than the Documents on behalf of the Company. BAS agrees not to make any representations to beneficial owners or Holders in connection with the Offer that are inconsistent with written information (including the information set forth in the Documents) that has been approved in writing by the Company.

          (c) It is contemplated that D.F. King & Co., Inc. will act as information agent (the "Information Agent") in connection with the Offer and, as
                        -----------------
such, will advise BAS at least daily as to such matters relating to the Offer as BAS may reasonably request. The Company shall arrange with HSBC Bank USA to act as the depositary/exchange agent (the "Exchange Agent") in connection with the
                                       --------------
Offer, and as such to advise BAS at least daily as to such matters relating to the Offer as BAS may reasonably request. In addition, the Company hereby authorizes BAS and its representatives to communicate with the Information Agent, the Exchange Agent, The Depository Trust Company, and others as appropriate with respect to matters relating to the Offer.

          (d) The Company agrees to advise BAS promptly of the occurrence of any event, of which it becomes aware, which could cause or require the Company to withdraw, rescind or modify the Documents. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Documents in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, the Company shall, promptly upon becoming aware of any such event, advise BAS of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Documents to BAS, so that the statements in such Documents, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect.

          (e) The Company will not refer to BAS in any written material without the prior written approval of BAS. The Company, upon receiving such approval, will promptly furnish BAS with as many copies of such approved materials as BAS may reasonably request. BAS will not refer to the Company in any written material without the prior written approval of the Company; provided however, if the Company has approved the materials, BAS may use the same or substantially similar references in any other written materials without further consultation or approval of the Company.

          (f) The Company acknowledges that BAS is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, BAS and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby; provided, that BAS agrees to comply in all material respects with all applicable laws, regulations and rules in connection therewith.

          (g) The Company will promptly inform BAS of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Offer.

          (h) The Company acknowledges that its rights and obligations, and those of its affiliates, under any credit or other agreement with BAS or any of its affiliates that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Agreement. The term "affiliate" as used herein means, with respect to any party, any entity directly or indirectly controlled by, controlling or under common control with such party.

     2.   Fees and Expenses.
          -----------------

          (a) In consideration of services provided hereunder as the dealer manager, the Company shall pay BAS the cash fees as set forth in that certain engagement letter entered into by and between BAS and the Company dated as of October 4, 2000, as amended on February, 20, 2001 (the "Engagement Letter"). The provisions of the Engagement Letter regarding fees to be paid by the Company for services of BAS are incorporated by reference herein as if restated herein in full.

          (b) Whether or not any Notes are tendered pursuant to the Offer or in the event that this Agreement is terminated by either the Company or BAS in accordance with the provisions contained herein, the Company shall pay (i) all expenses of the preparation, printing, mailing and publishing of the Documents,
(ii) any and all amounts payable to securities brokers and dealers (including
BAS), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Documents to their customers, and any forwarding agent, and all other expenses of the Company, (iii) all reasonable fees and expenses of the Information Agent and the Exchange Agent, (iv) all advertising charges, (v) all other expenses in connection with the Offer, and (vi) shall reimburse BAS for all reasonable expenses incurred by BAS in connection with its services as dealer manager under this Agreement, including its reasonable out-of-pocket expenses and the reasonable fees and expenses of its counsel.

     3.   Termination.  Subject to Section 11 hereof, this Agreement may be
          -----------
terminated by the Company or BAS at any time upon written notice to the other. Upon termination by the Company, BAS shall be entitled to its full fees, described in Section 2 of this Agreement, in the event that, at any time prior to six months from such termination by the Company, the Company (or any of its affiliates) consummates an offer to acquire Notes in a form substantially similar to the Offer in a transaction or series of transactions in which BAS did not act as dealer manager to the Company or its affiliates, as applicable.

     4.   Representations and Warranties by the Company.  The Company
          ---------------------------------------------
represents and warrants to BAS, on the date hereof, on each date that any Documents are published, sent, given or otherwise distributed, and on the date of exchange of cash and/or New Notes for the existing Notes by the Company pursuant to the Offer and upon the consummation of the Offer that:

          (a) The Company (i) has been duly incorporated and is validly existing as a public limited company organized under the laws of England and Wales, (ii) has all necessary corporate power and authority (A) to execute and deliver this Agreement, (B) to perform all of its obligations hereunder, (C) to issue the New Notes, and (D) to consummate the Offer in accordance with its terms, and (iii) shall use reasonable efforts to take on a timely basis all actions necessary or required in relation to the Offer, provided failure to do so would not have a material adverse effect on the Offer.

          (b) The Company has taken all necessary corporate action to authorize the making and consummation of the Offer and appointment of BAS as dealer manager and the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by BAS, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, arrangement and similar laws now or hereafter affecting creditors' rights generally from time to time in effect and to general equitable principles, as well as concepts of materiality, reasonableness, good faith and fair dealing, and except to the extent that rights to indemnity under this Agreement may be limited by federal or state securities laws. The New Notes issuable in the Offer have been duly authorized and duly and properly reserved for issuance, and upon issuance in accordance with the terms of the Offer, such New Notes will be validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights, contractual or otherwise.

          (c) The Offer and the Documents (including the documents incorporated or deemed to be incorporated by reference into the Documents) comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the federal and state securities laws; and the Documents (including the documents incorporated or deemed to be incorporated by reference into the Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Offer pursuant to the terms of the Documents, and the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (i) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, any of the provisions of the indenture under which the Notes were issued dated as of March 13, 1995 (the "Indenture") or of the memorandum or articles of association of the Company, or any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, (ii) will not result in any violation of any law, rule or regulation or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, and (iii) will comply in all material respects with the requirements of all applicable foreign, federal, local or state securities laws, rules and regulations.

          (e) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality or third party is or will be required in connection with the making or consummation of the Offer or the execution, delivery or performance by the Company of this Agreement and the transactions contemplated hereby, except (i) as such may be stated in the Prospectus, (ii) the Offer must comply in all respects with the provisions of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934 (the
                          ---
"Exchange Act"), and the rules and regulations under the Act and the Exchange
 ------------
Act (the "Rules and Regulations"), and the various state securities (or "blue
          ---------------------
sky") laws, (iii) the credit agreement between the Company and various other parties dated as of December 5, 1996, as it has been amended as of December 5, 2000 and as it may be amended from time to time (the "Credit Agreement"), (iv) the tax retention operating leases of the Company or (v) such as individually or in the aggregate would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (f) There is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which would adversely affect the Offer pursuant to the terms of the Documents or the effectiveness of this Agreement except as such may be stated in the Prospectus or such as would not have a Material Adverse Effect.

          (g) The New Notes have been duly authorized by the Company for issuance and exchange pursuant to the Offer and, when duly executed, authenticated, issued and delivered in accordance with the terms of the respective indenture for the relevant New Notes against payment of the consideration therefor as contemplated by the Offer, will constitute valid and binding obligations on the Company which are enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, arrangement or similar laws now or hereafter affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or law), as well as concepts of materiality, reasonableness, good faith and fair dealing. The Holders of the New Notes shall be entitled to the rights and benefits of the respective indenture for the relevant New Notes, unless such Holder expressly has waived such rights.

          The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto), or (ii) any termination of this Agreement. Nothing herein shall constitute an agreement by BAS or its affiliates to purchase or underwrite the Notes or any other financing.

     5.   Conditions and Obligations.  The obligations of BAS to act as a dealer
          --------------------------
manager hereunder shall at all times be subject, in its discretion, to the conditions that:

          (a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Offer shall be true and correct in all material respects.

          (b) The Company at all times during the Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

          (c) Counsel for the Company shall have delivered to BAS an opinion, on the date of closing of the Offer, reasonably acceptable to BAS, dated such date and substantially in the form attached hereto as Annex B.
                                                      -------
          (d) BAS has been paid its fees and expenses in full simultaneous with the date of closing of the Offer.

     6.   Registration Statement Offering Circular/Prospectus and Offering
          ----------------------------------------------------------------
Materials.
---------

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Act, and the applicable Rules
                          ----------
and Regulations, a Registration Statement on Form S-4, including an Offering Circular/Prospectus (including all exhibits thereto or Incorporated Documents therein), covering the registration of the New Notes issuable in exchange for the existing Notes pursuant to the Offer.

               (i)   The term "Registration Statement" as used in this Agreement
                               ----------------------
shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement.

               (ii)  The term "Offering Circular/Prospectus" as used in this
                               ----------------------------
Agreement shall mean the final offering circular/prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised offering circular/prospectus shall be provided to BAS by the Company for use in connection with the Exchange Offer that differs from the offering circular/prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations relating thereto), the term "Offering Circular/Prospectus" shall refer to such revised offering circular/prospectus from and after the time it is first provided to BAS for such use. Any reference to the Registration Statement or the Offering Circular/Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Act, as of the date of the Registration Statement or the Offering Circular/Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Offering Circular/Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act, and the Rules and Regulations, which, upon filing, are incorporated by reference therein, as required by Item 11 of Form S-4.

               (iii) As used in this Agreement, the term "Incorporated
                                                          ------------
Documents" means the documents which at the time are incorporated by reference
---------
in the Registration Statement, the Offering Circular/Prospectus or any amendment or supplement thereto. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Offering Circular/Prospectus shall include all documents deemed to be incorporated by reference in the Offering Circular/Prospectus that are filed subsequent to the date of the Offering Circular/Prospectus and prior to the termination of the Offer by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations.

          (b) The Registration Statement, Offering Circular/Prospectus and the related letters from BAS to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Notes, the Letter of

Transmittal and any newspaper announcements, if any, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Offer, the registration statements or prospectuses relating to the Distributions (as defined in the Registration Statement) and related documents relating to the Offer are herein collectively referred to as the "Exchange Offer Materials."
                    ------------------------

     7.   Use of Exchange Offer Material.
          ------------------------------

          (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable efforts to disseminate the Exchange Offer Materials to each registered holder of any Notes, as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable until three days prior to the expiration date of the Offer, including through any extension of the expiration date, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a Holder of record of any Notes. The Company acknowledges and agrees that BAS may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent verification on the part of BAS other than the information supplied by BAS in writing about BAS. The Company represents and warrants to BAS that BAS may rely on the accuracy and completeness of any information delivered to them by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

          (b) The Company agrees to provide BAS with as many copies as may be reasonably requested of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an "Other Agency"), including the
                                                 ------------
National Association of Securities Dealers, Inc. (the "NASD"), of any Exchange
                                                       ----
Offer Materials, it will submit copies of such materials to BAS and its counsel and will give reasonable consideration to any comments from BAS and its counsel, thereon. The Company agrees prior to the termination of the Offer, before amending or supplementing the Registration Statement or the Offering Circular/Prospectus, to furnish copies of drafts to, and consult with, BAS and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Offering Circular/Prospectus or the other Exchange Offer Materials and will give reasonable consideration to BAS and its counsel's comments, if any, thereon.

          (c) The Company has furnished or shall use its reasonable efforts to furnish to BAS, or cause the transfer agents or registrars for the Notes to furnish to BAS, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the Holders of record or, to the extent available, the beneficial owners of the Notes, as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Notes held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by BAS. Except as otherwise provided herein, BAS agrees to use such information only in connection with the Offer.

          (d) The Company authorizes BAS to use the Exchange Offer Materials in connection with the Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. BAS shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the Holders of the Notes.

          (e) The Company authorizes BAS to communicate with the Information Agent or Exchange Agent appointed by the Company to act in such capacity in connection with the Offer. The Company will arrange for the Exchange Agent to advise BAS, as necessary and at least daily, as to such matters relating to the Offer as BAS may reasonably request.

          (f) The Company agrees that any reference to BAS in any Exchange Offer Materials or in any newspaper announcement or press release or other public document or written communication prepared by or on behalf of the Company is subject to BAS's prior consent, which shall not be unreasonably withheld. BAS agrees that any reference to the Company in any newspaper announcement or press release or other public document or written communication prepared by or on behalf of BAS is subject to the Company's prior written consent, which shall not be unreasonably withheld; provided however, if the Company has approved the materials, BAS may use the same or substantially similar references in any other written materials without further consultation or approval of the Company.

     8.   Further Agreements of the Company.  The Company agrees with BAS that:
          ---------------------------------

          (a) The Company will use its reasonable efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will use its reasonable efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date that the Registration Statement is declared effective to become effective as promptly as possible. The Company will notify BAS, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Offering Circular/Prospectus or additional Exchange Offer Materials has been filed. If for any reason the filing of the final form of Offering Circular/Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence reasonably satisfactory to BAS that the Offering Circular/Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify BAS promptly of any request by the Commission for the amending or supplementing of the Registration

Statement or the Offering Circular/Prospectus or other Exchange Offer Materials or for additional information relating to the Offer. Promptly upon the request of BAS, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Offering Circular/Prospectus or other Exchange Offer Materials which, in the reasonable opinion of BAS's counsel, may be necessary or advisable in connection with the Offer so long as each amendment or supplement complies with all applicable laws. Where reasonably practicable, the Company will promptly prepare and file with the Commission, and promptly notify BAS of the filing of, any amendments or supplements to the Registration Statement of Offering Circular/Prospectus or other Exchange Offer Materials which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Offer is required to be delivered under the Act and the Exchange Act, any event shall have occurred as a result of which the Offering Circular/Prospectus or any other prospectus relating to the Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will file no amendment or supplement to the Registration Statement or Offering Circular/Prospectus or other Exchange Offer Materials or the Incorporated Documents, or, prior to the end of the period of time in which the Exchange Offer Materials relating to the Offer are required to be delivered under the Act and the Exchange Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to BAS and its counsel a reasonable time prior to the proposed filing thereof and will give reasonable consideration to BAS or its counsel's comments, if any, thereon, subject, however, to compliance with the (i) Act, (ii) Exchange Act, (iii) Rules and Regulations, and (iv) provisions of this Agreement.

          (b) The Company will advise BAS, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and the Company will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (c) The Company will use its reasonable efforts to qualify the New Notes issuable pursuant to the Exchange Offer under the securities laws of such jurisdictions as BAS may reasonably designate (including without limitation listing the Notes a stock exchange which constitutes a "recognized stock exchange" for purposes of the United Kingdom Income Corporation Taxes Act 1988) and to continue such qualifications in effect for so long as may be required for purposes of the Exchange Offer, except that the Company shall not be required to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (d) The Company will make generally available to its security holders and to BAS as soon as practicable an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Act and the Rules and Regulations.

          (e) The Company will use its reasonable efforts to advise or cause the Exchange Agent to advise BAS at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Notes tendered as follows: (i) the aggregate principal amount of Notes validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Notes pursuant to the procedures set forth in the Offer on such day;
(ii) the aggregate principal amount of any Notes properly withdrawn on such day; and (iii) the cumulative totals of the principal amount of Notes in categories
(i) through (ii), inclusive, above.

          (f) The Company agrees to reasonably and actively assist BAS in consummating the Offer on a basis satisfactory to the Company. The Company agrees that, during the terms of this Agreement, none of the Company or its affiliates, officers or directors will directly or indirectly offer to purchase any Notes from, or solicit any offer to sell any Notes by, any person or persons other than through BAS.

          (g) Without limiting Sections 2 and 3 of this Agreement, if the Offer is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of BAS's obligations hereunder, the Company will reimburse BAS for all out-of-pocket expenses (including fees and disbursements of its counsel) incurred by BAS in connection with the Offer.

     9.   Indemnification. In consideration of the engagement hereunder, the
          ---------------
Company shall indemnify and hold BAS harmless, and BAS shall indemnify and hold the Company harmless, in each case to the extent set forth in Annex A hereto,
                                                              -------
which provisions are incorporated by reference herein and constitute a part hereof.

     10.  Confidentiality. (a) BAS and its affiliates shall use all information
          ---------------
provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent BAS from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request or demand of any regulatory authority having jurisdiction over BAS or any of its affiliates, (iii) to the extent that such information is or becomes publicly available other than by reason of disclosure by BAS in contravention of this Agreement, or (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information. With respect to clause (i) or (ii) above, prior to making any such disclosure, BAS shall notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the Company's expense, in seeking a protective order or taking such action as the Company may reasonably request, consistent with applicable law. Notwithstanding the foregoing provisions of this Section 10, BAS may share any information or matters relating to the Company, the Offer and the transactions contemplated hereby, with its affiliates, and such affiliates may likewise share information relating to the Company with BAS. BAS shall be responsible for compliance by its affiliates with this Section 10.

          (b) The Company agrees that it will not disclose this Agreement, the contents hereof or the activities of BAS pursuant hereto, to any person without the prior approval of BAS, except that the Company may disclose this Agreement and the contents hereof (i) to its respective affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information, or
(ii) as required by applicable law, regulation or compulsory legal process or in the course of any legal or regulatory proceedings.

     11.  Survival.  The agreements contained in Sections 1(b), 2, 9, 10, this
          --------
Section 11 and Section 12 and the representations and warranties of the Company set forth in Section 4 hereof shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement and any investigation made by or on behalf of the Company, BAS or any Indemnified Person (as defined in Annex A) and shall survive the termination or consummation
                      -------
of the Offer.

     12.  Governing Law. This Agreement is governed by and shall be construed in
          -------------
accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that State. THE COMPANY AND BAS IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.  Notices.  Except as otherwise expressly provided in this Agreement,
          -------
whenever notice is required by the provisions of this Agreement to be given to
(i) the Company, such notice shall be in writing addressed to Danka Business Systems PLC, 11201 Danka Circle North, St. Petersburg, FL 33716, Attention:
Keith J. Nelsen, facsimile number: (727) 579-2880 with a copy to Altheimer & Gray, 10 South Wacker Drive, Chicago, Illinois 60606, Attention: John E. Lowe, facsimile number: (312) 715-4800, and (ii) BAS, such notice shall be in writing addressed to BAS, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-01 Charlotte, North Carolina 28255, Attention: Andrew C. Karp, facsimile number: (704) 388-0830, with a copy to Wilmer, Cutler & Pickering, 2445 M Street, Washington, DC 20037, Attention: Thomas W. White, facsimile number: (202) 663-6363.

     14.  Miscellaneous. This Agreement contains the entire agreement between
          -------------
the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not part of this Agreement. This Agreement, including any right to indemnification or contribution hereunder, is solely for the benefit of the Company and BAS, and no other person (except for Indemnified Persons, to the extent set forth in Annex A hereto) shall acquire or have any
                                    -------
rights under or by virtue of this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and BAS shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

     If the foregoing correctly sets forth your understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to BAS the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

                                          Very truly yours,

                                          BANC OF AMERICA SECURITIES LLC
                                          100 North Tryon Street
                                          Seventh Floor
                                          Charlotte, NC 28255



                                          By:  /s/ Andrew W. Karp
                                               ------------------
                                          Name:  Andrew C. Karp
                                          Title:  Managing Director


Accepted and agreed to as of
the date first written above:

DANKA BUSINESS SYSTEMS PLC


By:    /s/ Brian P. Merriman
       ---------------------
Name:  Brian P. Merriman
Title: President and Chief Operating Officer

                                    ANNEX A
                                    -------

          to that certain Dealer Manager Agreement (the "Agreement")
          ----------------------------------------------------------
                         dated as of February 20, 2001
                         -----------------------------
     between Banc of America Securities LLC and Danka Business Systems PLC
     ---------------------------------------------------------------------

     The Company shall indemnify and hold harmless BAS and its affiliates and officers, directors, employees, legal counsel, independent auditors, agents and controlling persons (each a "BAS Indemnified Person") from and against any and
                             ----------------------
all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such BAS Indemnified Person may become subject arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in the Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for information provided to the Company in writing by BAS expressly for inclusion in the Documents as specified herein),
(B) any withdrawal, termination, rescission or modification of, or failure to purchase Notes properly tendered pursuant to, the Offer, in each case except as permitted in accordance with terms of the Offer, (C) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement to which this Annex A is attached, or (D) the transactions contemplated by the Agreement or the performance by BAS thereunder in accordance with the terms thereof, or any claim, litigation, investigation or proceedings relating to the foregoing (collectively, "BAS
                                                                       ---
Proceedings"), regardless of whether any of such BAS Indemnified Persons is a
-----------
party thereto, and to reimburse such BAS Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnification will not, as to any BAS Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are judicially determined to have resulted from the gross negligence or willful misconduct of such BAS Indemnified Person or from any material breach by BAS of its obligations under the Agreement, and any such BAS Indemnified Person shall promptly repay any legal or other expenses previously reimbursed to such BAS Indemnified Person by the Company hereunder which are found to have resulted from such gross negligence, willful misconduct or material breach.

     The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company agrees, subject to the provisions of this Annex A, to indemnify the BAS
                                          -------
Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement.

     BAS shall indemnify and hold harmless the Company and its affiliates and officers, directors, employees, legal counsel, independent auditors, agents and controlling persons (each a "Company Indemnified Person") from and against any
                             --------------------------
and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such

Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Agreement to which this Annex A is attached or the performance by the Company thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Company Proceedings")
                                                         -------------------
regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out of pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses are judicially determined to have resulted from (x) the gross negligence or willful misconduct of any BAS Indemnified Person, or (y) any material misstatement or omission that is made in reliance upon and in conformity with information relating to BAS furnished in writing to the Company by BAS expressly for inclusion in the Documents. The Company acknowledges that such information in (y) above refers solely to the penultimate line on the cover page and the last line on the back cover page of the Prospectus (and elsewhere in the Documents) specifying the identity, address and phone number of BAS. The terms "BAS Indemnified Person" and "Company Indemnified Person" are herein collectively referred to as an "Indemnified Person" and the terms "BAS Proceedings" and "Company Proceedings" are herein collectively referred to as "Proceedings."

     BAS shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, BAS agrees, subject to the provisions of this Annex A, to indemnify the Company Indemnified
                                  -------
Person from and against any loss, damage or liability by reason of such settlement.

     Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or BAS, as the case may be, as Indemnifying Person (the "Indemnifying Person") for indemnification hereunder,
                          -------------------
notify such Indemnifying Person in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Person will not relieve any Indemnifying Person from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure, and (ii) the omission so to notify such Indemnifying Person will not relieve it from any liability which it may have to such Indemnified Person otherwise than on account of the Agreement or this Annex A. In case any such Proceedings are brought against any
                  -------
Indemnified Person and it notifies the applicable Indemnifying Person of the commencement thereof, such Indemnifying Person will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Person and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Person, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Person to such

Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Person shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Person shall not be liable for the expenses of more than one separate counsel, approved by the Indemnified Person, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Person shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Person shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Person shall not effect, without the prior written consent of the Indemnified Person, any settlement of any pending or threatened Proceedings unless such settlement includes an unconditional release from the party bringing such Proceedings of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Party for reasonable fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by the preceding paragraphs effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, an Indemnifying Person shall not be liable for any settlement of the nature contemplated by the preceding paragraphs effected without its consent if such Indemnifying Person
(a) reimburses such Indemnified Person in accordance with such request to the extent it considers such request to be reasonable, and (b) provides written notice to the Indemnified Person substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Person on the one hand and such Indemnified Person on the other hand, but also the relative fault of Indemnifying Person on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company

(including its affiliates, officers, directors, employees, legal counsel, independent auditors, agents and controlling persons) on the one hand and BAS (including its affiliates, officers, directors, employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Notes outstanding bears to (ii) the fee paid or proposed to be paid to BAS pursuant to Section 2 of the Agreement. The relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Indemnifying Person and its affiliates or the Indemnified Person and its affiliates and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The indemnity, reimbursement and contribution obligations of an Indemnifying Person under this Annex A shall be in addition to any liability
                               -------
which such Indemnifying Person may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Person and any such Indemnified Person. Notwithstanding the foregoing, in no event shall BAS be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by BAS pursuant to the Agreement.

     Capitalized terms used but not defined in this Annex A have the meanings
                                                    -------
assigned to such terms in the Agreement.

                                    ANNEX B
                                    -------

           to that certain Dealer-Manager Agreement (the "Agreement"
           ---------------------------------------------------------
                         dated as of February 20, 2001
                         -----------------------------
     between Banc of America Securities LLC and Danka Business Systems PLC
     ---------------------------------------------------------------------

                       Form of Company's Counsel Opinion
                       ---------------------------------

     Counsel for the Company shall deliver to BAS an opinion, on the date of closing of the Offer, as defined herein, reasonably acceptable to BAS, dated such date and covering substantially the following matters:

          (a) The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales;

          (b) (i) The Company has duly taken all necessary corporate action to authorize the making and consummation of the Offer pursuant to the terms of the Documents and the execution, delivery and performance by the Company of this Agreement, (ii) this Agreement has been duly executed and delivered by the Company, and (iii) the New Notes issuable in the Offer have been duly authorized and duly and properly reserved for issuance, and upon issuance in accordance with the terms of the Offer, such New Notes will be validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights of the holders of any class or series of securities of the Company under its memorandum and articles of association;

          (c) Assuming the due authorization, execution and delivery of this Agreement by BAS, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, arrangement and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) as well as concepts of materiality, reasonableness, good faith and fair dealing, and except to the extent that rights to indemnity under the Agreement may be limited by federal or state securities laws.

          (d) The Offer pursuant to the terms of the Documents, and the execution, delivery and performance by the Company of this Agreement, the Documents and the transactions related hereto and thereto (i) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, or of the memorandum and articles of association of the Company,
(ii) to such counsel's knowledge, of any material note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of them is bound or any of their respective subsidiaries is a party or by which any of them is bound or their respective properties or assets is bound or (iii) will not result in a violation of any United States federal securities laws or English corporate law;

          (e) To such counsel's knowledge, no consent, approval, authorization, order of, or registration, qualification or filing with any court or regulatory authority or governmental agency or instrumentality is or will be required in connection with the making and consummation of the Offer pursuant to the terms of the Documents or the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby except (i) the Securities and Exchange Commission must approve the effectiveness of the Offer and the Offer must be registered under and comply with the various state secruities or "blue sky" laws, (ii) as may be required under the credit agreement between the Company and various other parties dated as of December 5, 1996, as it has been amended as of December 5, 2000 and as it may be amended from time to time, (iii) as may be required under the tax retention operating leases of the Company or (iv) such as individually or in the aggregate would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

          (f) Such counsel shall additionally state that such counsel has participated in conferences and discussions with the Company, BAS, BAS's counsel and others in the course of the preparation by the Company of the Offer, at which conferences the contents of the Prospectus and other related documents were discussed, and , although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus, no facts have come to such counsel's attention which lead such counsel to believe that the Registration or the Prospectus contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and the related scheduling thereto, contained or incorporated by reference in the Registration Statement or Prospectus); and

          (g) Except as disclosed in the Prospectus, such counsel does not know of any action, suit or proceeding before or by any court or governmental agency or body now pending or, to the knowledge of such counsel, threatened against or affecting the Company or any of its subsidiaries which would adversely affect the Offer pursuant to the terms of the Documents or the effectiveness of this Agreement.

          Such counsel's opinion will include the customary qualifications and exceptions of Altheimer & Gray.

                                       2